EXHIBIT 99.1
[GRAPHIC OMITTED]

ENSCO ANNOUNCES CONTRACT DAY RATE INFORMATION

NOW AVAILABLE ON COMPANY WEB SITE

         Dallas, Texas, February 16, 2001...ENSCO International Incorporated (NYSE: ESV) announced today that it has published on its web site, www.enscous.com/rigstatus.asp, a report of the contractual status of its offshore rig fleet as of February 15, 2001. The report provides information for each rig including location, contract status and approximate day rate. The rig status report can be accessed through the "Contract Drilling" area of the Company's web site. The Company intends to update the rig status report at the middle of each month and to file such information on Form 8-K with the Securities and Exchange Commission.

         Statements contained in this press release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's reports on Form 10-K and Form 10-Q. Copies of these may be obtained by contacting the Company or the SEC.

         ENSCO, headquartered in Dallas, Texas, provides contract drilling and marine transportation services to the international petroleum industry.

Contact:   Richard LeBlanc
                  (214) 922-1550